EXHIBIT 10.32

November 10, 1999


Mr.  Harry R.  Bowman
181 Woodland Drive
York, PA   17403


Dear Bud:

IPVoice.com, Inc. agrees to provide you with employment and the compensation package described herein, all components and provisions of which, as well as your employment in any capacity by IPVC, shall remain subject to revocation or change by IPVC at its will, at any time in its sole discretion, upon written notification of such change or revocation, but without the obligation on the part of IPVC to provide you with any prior notice of such change or revocation, it is understood and agreed that should you or the Company decide to terminate employment for any reason, other than for cause, at least a month's advance notice is needed for this professional position.

         Employment Date:      November 22, 1999

         Position:             Executive Vice President

         Commitment:           Employee must commit to working in the Arizona
                               Corporate Headquarters for at least two years.

         Probationary Period:  60 days

BASE BENEFITS:

         Paid health insurance

         3 weeks paid vacation

         12 paid advance booked tickets to Baltimore, MD per year

         1 week per month to be spent working on IPVC matters in Pennsylvania, at a location to be decided by Company.

SALARY

         Base Salary as described herein will be payable semi-monthly or as per IPVC policy as amended from time to time. Such salary, and other components of this Compensation package which are or which become subject to State and Federal Witholdings, and any other

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         taxes or other funds required to be withheld by any  Government  agency so empowered, shall receive such treatment IPVC.

         Annual Base Salary of Seventy Eight Thousand Dollars ($78,000.00)


LIVING EXPENSES:

         Apartment allowance to be mutually determined

         Car allowance or car provided to mutually determined

         $200.00 per calendar month subsistence allowance

STOCK:

         Four-year stock options for 50,000 shares at $1.75 per share, one half to become exercisable when the stock trades for any 10 days out of 30 consecutive days at or above $7.00 per share; and the other half to become exercisable when the stock trades at or above $12.00 measured in the same manner.

         The shares obtained by exercising options must be held until the end of the two-year commitment. All unexercised options expire and shares acquired by options are forfeited, at cost, at the company's discretion, if employee unilaterally decides not to fulfill his two year commitment or if he is discharged due to poor performance or for cause.

CONFIDENTIALITY AGREEMENT:

Additionally, and as a condition of and part of the foregoing agreement, you hereby agree to indemnify and save IPVC harmless from any and all claims, disputes or actions arising out of any former employer's claims of unfair competition, claims of breach of any employment agreements and/or any agreements not to compete. You also agree to provide IPVC with copies of any such written employment agreements or agreements not to compete.

NON-COMPETE AGREEMENT:

As a condition of IPVC offering you this compensation package, you agree that during the term of this agreement and for a period of one (1) year thereafter, you shall not directly or indirectly in any capacity, either as an individual, partner, employee, agent, officer, stockholder, friend, associate or otherwise, compete against IPVC or any of its subsidiaries, solicit, induce, initiate contact with or represent any customers, employees or competitors of IPVC or any of its subsidiaries existing at the time of the execution of this agreement or thereafter (including those customers or competitors previously serviced or contacted by you prior to the time of this Agreement and which are hereinafter introduced by you to IPVC or any IPVC subsidiary as a new customer) with respect to the administration, selling, marketing or providing the same or similar services or products provided

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by IPVC or any IPVC  subsidiary to any of its customers  wherever IPVC or any of its subsidiaries does business. Nor will you solicit or attempt to solicit, divert or attempt to divert, or take away from IPVC or any of its subsidiaries any of its employees or any of its business with any of its customers or suppliers. You agree that the provisions herein relative to the duration, scope and geographic area of the agreement not to compete are reasonable and will not prevent you from earning a livelihood if they are enforce. If any court of competent jurisdiction should determine that the duration, scope or geographic area set forth herein exceeds the maximum duration, scope or geographic area which said court deems reasonable and enforceable, it is the intention of the parties that the provisions herein not be deemed invalid and enforceable, but rather that the duration, scope or geographic area shall be deemed to be those which the court deems to be the maximum enforceable restrictions, but only with respect to the operation of the provisions in the jurisdiction of the court that has made such adjudication. Additionally, this covenant on your part shall be construed as an agreement independent of any other provisions to this agreement and the existence of any claim or cause of action of yours against IPVC or any IPVC subsidiary whether predicated on this Agreement or otherwise, shall not constitute a defense at law or inequity to the enforcement by IPVC or any of its subsidiaries of the covenant not to compete.

Should the provisions of the entirety of this agreement meet your approval and understanding, kindly sign in the space provided below and return one of the two originals of this agreement to me at the address shown on Page One of this Agreement.


Sincerely,

/s/ James Howson
-----------------------
James Howson
Chairman

My signature below attest to my understanding of and agreement with the foregoing:


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